PRESS RELEASE                                                    [ORMAT LOGO](R)

FOR IMMEDIATE RELEASE
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Ormat Technologies Contact:                     Investor Relations Contact
Dita Bronicki                                   Todd Fromer / Marybeth Csaby
CEO                                             KCSA Worldwide
+1-775-356-9029                                 212-896-1215/212-896-1236
dbronicki@ormat.com                             tfromer@kcsa.com/mcsaby@kcsa.com

                       ORMAT TECHNOLOGIES, INC. ANNOUNCES
                  OFFERING OF 3 MILLION SHARES OF COMMON STOCK

RENO, Nevada, October 26, 2007 -- ORMAT TECHNOLOGIES, INC. (NYSE: ORA) (the
"Company") today announced the closing of the sale of 3,000,000 shares of common stock in a public offering. Lehman Brothers Inc. acted as underwriter for the public offering.

     The Company further announced today the separate closing of the sale of
381,254 shares of common stock to its parent company, Ormat Industries Ltd., in an unregistered sale complying with the requirements of Regulation S under the
Securities Act of 1933, as amended. The number of shares of common stock sold in this transaction was reduced from the previously announced number of 1,105,004 in order to ensure compliance with rules of the New York Stock Exchange. The shares of common stock issued in the unregistered sale will not be registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     The Company expects to use the aggregate net proceeds from the public offering and the unregistered sale, in the amount of approximately $155.2 million, for its general corporate purposes and those of its consolidated subsidiaries, which may include construction of geothermal and recovered energy generation power plants and other investments, and financing possible acquisitions, and to repay debt under a note issued by it to its parent company,
Ormat Industries Ltd.

     This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company nor shall there be any sale of such securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ABOUT ORMAT TECHNOLOGIES
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     Ormat Technologies, Inc. is a vertically integrated company primarily engaged in the geothermal and recovered energy power business. The Company designs, develops, builds, owns and operates geothermal and recovered energy-based power plants. Additionally, the Company

designs, manufactures and sells geothermal and recovered energy power units and other power generating equipment, and provides related services. Ormat products and systems are covered by more than 70 patents. Ormat currently operates the following geothermal and recovered energy-based power plants: in the United
States - Brady, Heber, Mammoth, Ormesa, Puna, Steamboat and OREG 1; in Guatemala
- Zunil; in Kenya - Olkaria; and in Nicaragua - Momotombo.

SAFE HARBOR STATEMENT
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     Information provided in this press release may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private
Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to Ormat's plans, objectives and expectations for future operations and are based upon its management's current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see "Risk Factors" as described in Ormat
Technologies, Inc.'s Annual Report on Form 10-K filed with the Securities and
Exchange Commission on March 12, 2007 and the Prospectus Supplement filed with the Securities and Exchange Commission on October 23, 2007.

    These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information,
                           future events or otherwise.
                                       ###